                                                EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-253311 on Form S-3 and Registration Statement Nos. 333-262864, 333-216117, 333-256462, 333-234332, 333-216117, 333-196055, 333-200009, 333-175712, and 333-172364 on Form S-8 of our reports dated February 15, 2023, relating to the consolidated financial statements of ARMOUR Residential REIT, Inc. and the effectiveness of ARMOUR Residential REIT, Inc.’s internal controls over financial reporting, appearing in the Annual Report on Form 10-K of ARMOUR Residential REIT, Inc. for the year ending December 31, 2022.

/s/ Deloitte & Touche LLP
Miami, Florida

February 15, 2023